UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 10, 2009

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

25025 Interstate 45 North, Suite 600
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 10, 2009, TETRA Technologies, Inc. (the “Company”) issued a press release announcing its estimated 2009 earnings guidance and, subject to the completion of a full financial audit, its estimated fourth quarter and full-year 2008 results. The preliminary estimates of the 2008 results are subject to completion of the Company’s full audit and the Company expects to release audited results for the fiscal year ended December 31, 2008 on February 27, 2009. The estimated results for 2008 include estimated non-cash impairment charges relating to the Company’s oil and gas properties. As part of the Company’s preparation of its financial statements for the year ended December 31, 2008, the Company is conducting its annual evaluation of the value of its goodwill, long-lived assets and intangible assets for potential impairment, as required under Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” The Company plans to complete this evaluation prior to reporting audited results for the fiscal year ended December 31, 2008 on February 27, 2009. The estimated 2008 results included in the attached press release do not include any impact from any additional potential impairment charges recorded under SFAS No. 142. The oil and gas impairment charge will not, and any potential goodwill impairment charge, if required, would not, result in future cash expenditures. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in this Item 2.02 and in Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 10, 2009, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:    /s/Geoffrey M. Hertel
Geoffrey M. Hertel
President & Chief Executive Officer

Date: February 10, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 10, 2009, issued by TETRA Technologies, Inc.